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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-91533 and 333-43914.



ARTHUR ANDERSEN LLP

Las Vegas, Nevada
March 29, 2001